Exhibit 3.2
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
NATIONSTAR MORTGAGE LLC
          This Third Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this “Agreement”) of Nationstar Mortgage LLC (f.k.a. Centex Home Equity Company, LLC, the “Company”), is entered into by FIF HE Holdings LLC, as the sole member (the “Sole Member”). Capitalized terms used herein and not otherwise defined have the meanings set forth on Schedule A hereto.
          The Company has been formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”), by the filing of the Certificate of Formation, as amended, with the Secretary of State of the State of Delaware. On July 12, 2006, the Sole Member acquired all of the limited liability company interests in the Company pursuant to a Securities Purchase Agreement dated as of March 30, 2006 among the Sole Member, the Company and Centex Financial Services, LLC, the Sole Member was admitted as a member of the Company, and immediately after such admission, Centex Financial Services, LLC ceased to be a member of the Company. The Sole Member, by the terms and conditions of this Agreement, continues the Company as a limited liability company in accordance with the Act and this Agreement, amends and restates in its entirety the prior Amended and Restated Limited Liability Company Agreement of Centex Home Equity Company, LLC, and hereby agrees as follows:
     1. Name.
          The name of the limited liability company heretofore formed and continued hereby is Nationstar Mortgage LLC, and the business of the Company shall be conducted solely under such name or any other name, to the extent permitted by law.
     2. Principal Business Office.
          The principal business office of the Company shall be located at 2728 N. Harwood, Dallas, Texas 75201 or at such location as may hereafter be determined by the Sole Member.
     3. Registered Office.
          The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

     4. Registered Agent.
          The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.
     5. Members.
          The name and the mailing address of the Sole Member are set forth on Schedule B attached hereto.
     6. Certificates.
          There have previously been filed a Certificate of Formation and the Certificates of Amendment to the Certificate of Formation with the Secretary of State of the State of Delaware. The Company, and Anthony H. Barone on behalf of the Company, were designated as the “authorized person” within the meaning of the Act to file the Certificate of Amendment to the Certificate of Formation on June 27, 2006. The Sole Member shall have the power and authority to amend the Certificate of Formation and make such filings as it deems necessary and appropriate. The Sole Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.
     7. Purposes.
          The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.
     8. Powers.
          The Company (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.
     9. Term. The Company shall have a perpetual existence, unless sooner terminated and dissolved in accordance with the provisions of this Agreement or the Act.
     10. Management.
          a. Board of Managers. The business and affairs of the Company shall be managed by or under the direction of a Board of one or more Managers. The Sole Member may determine at any time in its sole and absolute discretion the number of Managers to constitute the Board. The authorized number of Managers may be increased or decreased by the Sole Member at any time in its sole and absolute discretion. The initial number of Managers shall be two. Each Manager elected, designated or appointed shall hold office until a successor is elected and qualified or until such Manager’s earlier death, resignation or removal. Managers need not be Members. The initial Managers shall be Pete Smith and Anthony Barone.

          b. Powers. The Board of Managers shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. The Board of Managers has the authority to bind the Company.
          c. Meetings of the Board of Managers. The Board of Managers of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President on not less than one day’s notice to each Manager by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice upon the written request of any one or more of the Managers.
          d. Quorum; Acts of the Board. At all meetings of the Board, a majority of the Managers shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case maybe, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
          e. Voting; Deadlock. Each Manager shall have one vote on all matters to be acted upon by the Board. In the event that the Board, or a committee thereof, is deadlocked on a particular matter, such matter shall be presented and submitted to the Sole Member and the determination of the Sole Member shall be binding and conclusive on the Board and the Company.
          f. Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.
          g. Committees of Managers.
               (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Managers of the Company. The Board may designate one or more Managers as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

               (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
               (iii) Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.
          h. Compensation of Managers; Expenses. The Board shall have the authority to fix the compensation of Managers. The Managers may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Manager. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.
          i. Removal of Managers. Unless otherwise restricted by law, any Manager or the entire Board of Managers may be removed, with or without cause, by the Sole Member, and, any vacancy caused by any such removal may be filled by action of the Sole Member.
          j. Managers as Agents. To the extent of their powers set forth in this Agreement, the Managers are agents of the Company for the purpose of the Company’s business, and the actions of the Managers taken in accordance with such powers set forth in this Agreement shall bind the Company.
     10. Duties of Managers.
          Except as provided in this Agreement, in exercising their rights and performing their duties under this Agreement, the Managers shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware.
     11. Officers.
          a. Officers. The Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Managers may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board shall choose a President, a Secretary and a Treasurer. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.
          b. President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Sole Member, if any, and the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President shall execute all bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents, except: (i) where required or permitted by law or this Agreement to be otherwise executed; (ii) where execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company; and (iii) as otherwise permitted in Section 11c.
          c. Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Managers, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe. The Vice Presidents, if any, shall have the same authority as the President to execute on behalf of the Company bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents.
          d. Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and all meetings of the Sole Member, if any, and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the Sole Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
          e. Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer’s transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.
          f. Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business, and, the actions of the Officers taken in accordance with such powers shall bind the Company.
          g. Duties of Officers. Except to the extent otherwise provided herein, each Officer shall have a fiduciary duty of loyalty and care similar to that of officers of business corporations organized under the General Corporation Law of the State of Delaware.
     12. Actions Reserved for Board of Managers. Notwithstanding anything in this Agreement or the Certificate of Formation to the contrary, the actions set forth on Schedule C hereto may not be taken by the Company unless approved by a majority of the whole Board of Managers.
     13. Limited Liability.
          Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Sole Member nor any Manager shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or Manager of the Company.
     14. Capital Contributions.
          The Sole Member is deemed admitted as the member of the Company upon the consummation of the Securities Purchase Agreement dated as of March 30, 2006 among Centex Home Equity Company, LLC, Centex Home Equity Company, LLC, Centex Financial Services, Inc. and FIF HE Holdings LLC, the Sale and Assignment Agreement of July 11, 2006 between Centex Financial Services, Inc and FIF HE Holdings LLC, and the execution and delivery of this Agreement. The Sole Member shall be deemed to have contributed the amount of cash to the Company listed on Schedule B attached hereto.
     15. Additional Contributions.
          The Sole Member is not required to make any additional capital contribution to the Company. However, the Sole Member may make additional capital contributions to the Company at any time. To the extent that the Sole Member makes an additional capital contribution to the Company, the Sole Member shall revise Schedule B of this Agreement. The provisions of this Agreement, including this Section 15, are intended solely to benefit the Sole Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Sole Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

     16. Allocation of Profits and Losses.
          The Company’s profits and losses shall be allocated to the Sole Member.
     17. Distributions.
          Distributions shall be made to the Sole Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Sole Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or any other applicable law.
     18. Books and Records.
          The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company’s business. The books of the Company shall at all times be maintained by the Board. The Sole Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Sole Member any information that the Board would otherwise be permitted to keep confidential from the Sole Member pursuant to Section 18-305(c) of the Act. The Company’s books of account shall be kept using the method of accounting determined by the Sole Member. The Company’s independent auditor shall be an independent public accounting firm selected by the Sole Member.
     19. Exculpation and Indemnification.
          a. No member, Officer, Manager, employee or agent of the Company and no employee, representative, agent or Affiliate of a member or a Manager (collectively, the “Covered Persons”) shall be liable, in damages or otherwise, to the Company or any other member or Person who has an interest in or claim against the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person pursuant to the authority granted by this Agreement if (a) either (i) the Covered Person, at the time of such action or inaction, believed, in good faith that such Covered Person’s course of conduct was in, or not opposed to, the best interests of the Company, or (ii) in the case of inaction by the Covered Person, the Covered Person did not intend such Covered Person’s inaction to be harmful or opposed to the best interests of the Company, and (b) the conduct of the Covered Person did not constitute fraud, gross negligence or willful misconduct.
          b. To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any liability, loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in connection with the business of the Company or from such Covered Person’s position with the Company; provided, however, that if the liability, loss, damage or claim arises out of any action or inaction of a Covered Person, indemnification shall only be available pursuant to this clause (b) if (a) either (i) the Covered Person, at the time of such action or inaction, believed, in good faith that such Covered Person’s course of conduct was in, or not opposed to, the best interests of the Company, or (ii) in the case of inaction by the Covered Person, the Covered

Person did not intend such Covered Person’s inaction to be harmful or opposed to the best interests of the Company, and (b) the conduct of the Covered Person did not constitute fraud, gross negligence or willful misconduct; provided, further, however, that any indemnity under this Section 19 shall be provided out of and to the extent of Company assets only, and the Sole Member shall not have personal liability on account thereof.
          c. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 19.
          d. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Sole Member might properly be paid.
          e. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company or to any other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Sole Member to replace such other duties and liabilities of such Covered Person.
          f. The foregoing provisions of this Section 19 shall survive any termination of this Agreement.
     20. Assignments.
          The Sole Member may assign in whole or in part its limited liability company interest in the Company. If the Sole Member transfers all of its limited liability company interest in the Company pursuant to this Section 20, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor member shall cease to be a member of the Company.

     21. Admission of Additional Members.
          One or more additional members of the Company may be admitted to the Company with the written consent of the Sole Member.
     22. Dissolution.
          a. The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the dissolution of the Sole Member or the occurrence of any other event which terminates the continued membership of the Sole Member in the Company unless the business of the Company is continued in a manner permitted by the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
          b. The bankruptcy (as defined in Section 18-101(1) of the Act) of the Sole Member shall not cause the Sole Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.
          c. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.
     23. Waiver of Partition; Nature of Interest.
          Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, the Sole Member hereby irrevocably waives any right or power that such Member might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Sole Member shall not have any interest in any specific assets of the Company, nor shall it have the status of a creditor with respect to any distribution pursuant to Section 17 hereof. The interest of the Sole Member in the Company is personal property.
     24. Benefits of Agreement; No Third-Party Rights.
          None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Sole Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person.
     25. Severability of Provisions.
          Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.
     26. Entire Agreement.
          This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.
     27. Governing Law.
          This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
     28. Amendments.
          This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Sole Member.
     29. Counterparts.
          This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.
     30. Notices.
          Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail, or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in Section 2, (b) in the case of the Sole Member, to the Sole Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.
[Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the 11th day of July, 2006.

FIF HE HOLDINGS LLC
By:	/s/ Pete Smith
Pete Smith
Manager

SCHEDULE A
Definitions
A. Definitions
     When used in this Agreement, the following terms not otherwise defined herein have the following meanings:
          “Act” has the meaning set forth in the preamble to this Agreement.
          “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.
          “Agreement” means this Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented from time to time.
          “Board” or “Board of Managers” means the Board of Managers of the Company.
          “Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on February 9, 2001, as amended or amended and restated from time to time.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “Controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.
          “Covered Persons” has the meaning set forth in Section 19a.
          “Managers” means the managers elected to the Board of Managers from time to time by the Sole Member. A Manager is hereby designated as a “manager” of the Company within the meaning of Section 18-101(10) of the Act.
          “Officer” means an officer of the Company described in Section 11.
          “Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint-stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.
          “Purchase Agreement” means the Securities Purchase Agreement dated as of March 30, 2006 among the Company, Centex Financial Services, Inc., and the Sole Member.

A-1

          “Sole Member” means FIF HE Holdings, LLC, as the sole member of the Company.
B. Rules of Construction
     Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words “include” and “including” shall be deemed to be followed by the phrase “without limitation.” The terms “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

A-2

SCHEDULE B
Sole Member

	Agreed Value of	Percentage
Name and Mailing Address	Capital Contribution	Interest

FIF HE Holdings LLC c/o Fortress Investment Group, L.L.C. 1345 Avenue of the Americas New York, New York 10105 Attn: Randal Nardone	$225,334,164	100%

B-1

SCHEDULE C1
     (a) amend the Certificate of Formation or this Agreement or otherwise alter or change the rights, preferences or privileges or increase the number of authorized shares of any class of equity;
     (b) authorize or issue, or obligate the Company to issue, any equity security (including any security convertible into or exercisable or exchangeable for any equity security);
     (c) adopt, amend or modify any equity option or other equity-based incentive plan;
     (d) redeem, retire, purchase or otherwise acquire, directly or indirectly, shares of the Company’s equity units, warrants or options with respect to such equity units;
     (e) declare or pay any cash or other dividend or make any other distribution of any kind on, or purchase or set aside any sums for the purchase or payment of, the Company’s equity units;
     (f) authorize a sale of the Company or any of its subsidiaries or the sale of a material amount of the Company’s or its subsidiaries’ assets;
     (g) change the primary line of business of the Company;
     (h) acquire or enter into any agreement to acquire (irrespective of the form of transaction) any capital stock of any person, or any substantial portion of the assets of any person;
     (i) enter into any joint venture with any person;
     (j) recapitalize, reorganize or otherwise change the capital structure of the Company;
     (k) voluntarily dissolve or liquidate or file a petition for bankruptcy, insolvency, receivership or similar relief;
     (1) enter into or be a party to any related or affiliated party transaction or arrangement other than (i) for payment of customary salary for service rendered or (ii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Managers);
     (m) the approval of the Company’s annual capital and operating budget (the “Budget”) and strategic plan;
     (n) incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any (x) indebtedness for borrowed money (including, without limitation, capitalized leases) or for the deferred purchase price for the acquisition of property or (y) liens,

[1]	This Schedule can be modified by the addition or subtraction of any items.

except for (i) any such indebtedness or liens specifically reflected on the Budget or (ii) any such indebtedness which in aggregate at any time amounts to less than $5,000,000 outstanding;
     (o) incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any capital expenditure, except for any such capital expenditure (i) specifically reflected on the Budget or (ii) which together with all other capital expenditures incurred by the Company in any fiscal year is less than $1,000,000 in excess of the capital expenditures provided for in the Budget (provided such capital expenditures are permitted under each of the Company’s financing arrangements);
     (p) the appointment or termination of any officer or key managerial employee of the Company, and all compensation arrangements (including modifications thereto) with respect to the same;
     (q) the creation of any subsidiary of the Company;
     (r) change the Company’s accounting methods or approval (or disapproval) of the Company’s independent auditors, except as required by GAAP;
     (s) initiate any litigation, arbitration or similar action in which the amount in dispute exceeds $1,000,000;
     (t) make any loans or advances (other than routine travel advances) to or investment in, or guarantees any obligation or liability of, any person;
     (u) the entry into (or modification of) by the Company of any (i) written employment agreement or material oral employment agreement, (ii) agreement which materially restricts the Company’s business activities in any way whatsoever, (iii) material real estate lease, (iv) agreement which commits or obligates the Company to make payments which in aggregate exceed $1,000,000 (excluding purchases of inventory made in the ordinary course of business consistent with past practice) or (v) employee benefit plan or arrangement;
     (v) make any material tax election, change an annual accounting period, adopt or change any accounting method with respect to taxes or file any amended tax return;
     (x) alter the practice for collecting notes and accounts receivable or paying accounts payable; or
     (y) commit to do any of the foregoing.

2

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
NATIONSTAR MORTGAGE LLC
          This First Amendment (this “Amendment”) to Third Amended and Restated Limited Liability Company Agreement of Nationstar Mortgage LLC (“Agreement”) is effective as of February 19, 2008. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to such terms in the Agreement. In addition, if a term defined in the Agreement is also defined herein, the definition herein shall control.
          WHEREAS, pursuant to Section 28 of the Agreement, the Sole Member desires to amend the Agreement to include certain provisions required by the Federal Housing Administration.
          NOW, THEREFORE, the Sole Member hereby amends the Agreement as follows:
          SECTION 1. Amendment to Agreement.
          (a) The Agreement is hereby amended by adding the following definitions to Schedule A of the Agreement, with the same effect as if such amendment were set forth in the Agreement:
          “FHA” means the Federal Housing Administration.
          “FHA Loan” means any loan originated and/or serviced by the Company that is insured or otherwise subject to the insuring requirements of FHA.
          (b) The Agreement is hereby further amended by adding the following provision to the end of Section 5, with the same effect as if such amendment were set forth in the Agreement:
So long as any FHA Loans are outstanding, the Company shall continue in existence and always have at least one member. In the event the Company has only one member, such member may not withdraw prior to electing a new member. In the event the sole member is a natural person, and in the event of such person’s death, the estate of such person shall automatically be deemed the sole member.
          The Agreement is hereby further amended by adding the following provision to the end of Section 22, with the same effect as if such amendment were set forth in the Agreement:

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d.	The Company shall not dissolve until all ownership and servicing rights with respect to FHA Loans have been transferred to a third party approved by FHA.
          SECTION 2. Counterparts.
          This Amendment may be executed (by facsimile or otherwise) in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.
          SECTION 3. GOVERNING LAW.
          THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE (WITHOUT REGARD TO CHOICE OF LAW PRINCIPLES) LAWS OF THE STATE OF DELAWARE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
          SECTION 4. Severability of Provisions.
          If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment or of the Agreement.
          SECTION 5. Continuing Effect.
          The Agreement will continue to be and will remain in full force and effect in accordance with its terms except as amended hereby.
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[Signature Page To Follow]

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     IN WITNESS WHEREOF, each undersigned party has caused this Amendment to be duly executed by one of its officers thereunto duly authorized as of the date and year first above written.

FIF HE HOLDINGS, LLC as Sole Member
By:	/s/ Pete Smith
	Name:	Pete Smith
	Title:	Manager